                                                                     EXHIBIT 3.2

                 AMENDED AND RESTATED BYLAWS OF LOGILITY, INC.

                           (EFFECTIVE AUGUST 7, 1997)

                                   ARTICLE I
                                   ---------

                                    OFFICES

     Section 1.  Registered Office and Agent.  The corporation shall maintain a
     ---------   ---------------------------
registered office and shall have a registered agent whose business office is identical with the registered office.

     Section 2.  Other Offices.  In addition to its registered office, the
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corporation may have offices at any other place or places as the Board of
Directors may from time to time select or as the business of the corporation may require or make desirable, whether within or without the State of Georgia.

                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS

     Section 1.  Annual Meeting.  The annual meeting of the shareholders of the
     ---------   --------------
corporation shall be held at such date, place, and time as may be fixed from time to time by resolution of the Board of Directors.

     Section 2.  Special Meetings.  Except as otherwise required by applicable
     ---------   ----------------
law, and subject to the rights of the holders of any series of preferred stock (the "Preferred Stock") or any other series or class of stock, to the extent authorized by the Board of Directors, to elect additional directors under specified circumstances, special meetings of shareholders of one or more classes or series of the corporation's shares may be called at any time by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board, or by the Chairman of the Board; provided, however, that at any time the Corporation has 100 or fewer shareholders of record, special meetings of shareholders of one or more classes or series of the Corporation's shares may also be called at the request of the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed meeting. Except as expressly provided in the immediately preceding sentence, any power of the shareholders of the corporation to call a special meeting is specifically denied. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 4 below (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).
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     Section 3.  Place of Meetings.  Annual or special meetings of shareholders
     ---------   -----------------
may be held at any location within or outside the State of Georgia designated from time to time by resolution of the Board of Directors, or if the Board of Directors does not specify a location, at the corporation's principal office.

     Section 4.  Notice of Meeting.  In accordance with Article VIII, Section 6
     ---------   -----------------
and subject to waiver by a shareholder pursuant to Section 5 below, the corporation shall give written or printed notice of the date, time, and place of each annual and special shareholders' meeting, and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. The notice of any annual or special meeting also may include, or be accompanied by, any additional statements, information, or documents prescribed by law. Meetings of shareholders may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present pursuant to Section 5 below. Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of the shareholders.

     Section 5.  Waiver of Notice.  A shareholder may waive any notice required
     ---------   ----------------
by the Georgia Business Corporation Code (the"Code"), the Articles of Incorporation, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the corporation a written waiver of notice (for inclusion in the minutes or filing with the corporate records) signed by the shareholder entitled to the notice. Additionally, a shareholder's attendance at the meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Unless otherwise provided by these Bylaws or the Code, neither the business transacted nor the purpose or purposes of the meeting need be specified in the waiver.

     Section 6.  Adjournments.  At any meeting of the shareholders (including an
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adjourned meeting), the chairman of the meeting or a majority of shares present and entitled to vote at a meeting (whether or not those shares constitute a quorum pursuant to Section 7 below) may adjourn the meeting, to reconvene at a specific time and place. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. If a shareholders' meeting is adjourned to another date, time, or location, the corporation shall give shareholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of shareholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if a new record date is or must be fixed in accordance with Article VI, Section 6, the

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corporation must give notice of the adjourned meeting to each shareholder of record as of the new record date who is entitled to vote at the adjourned meeting. Nothing contained in this Section 6 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

     Section 7.  Quorum.  Unless the Code, the Articles of Incorporation, or
     ---------   ------
these Bylaws provide otherwise, the presence, in person or by proxy, of at least one-third (1/3) of the votes entitled to be cast on a matter shall constitute a quorum for action on that matter, except that when specified business is to be voted on by a class or series voting as a class, the presence, in person or by proxy, of at least one-third (1/3) of the shares of such class or series shall constitute a quorum for the transaction of such business. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new record date is or must be set for the adjourned meeting pursuant to Section 6 hereof.

     Section 8.  Voting Procedures.  Election of directors at all meetings of
     ---------   -----------------
the shareholders at which directors are to be elected shall be by written ballot. Except as otherwise authorized by the Board of Directors with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of the corporation entitled to vote generally in the election of directors, present in person or by proxy. Except as otherwise provided under the Code, the Articles of Incorporation, or these Bylaws, all matters other than the election of directors properly submitted to the shareholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. The vote upon any matter other than the election of directors shall be by ballot only if so ordered by the chairman of the meeting.

     Section 9.  Voting of Shares.  Unless the Articles of Incorporation, these
     ---------   ----------------
Bylaws, or the Code provides otherwise, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter submitted to a vote of shareholders.

     Section 10.  Proxies.  A shareholder entitled to vote pursuant to Section 9
     ----------   -------
hereof may vote in person or by proxy pursuant to an appointment executed in writing by the shareholder, by his or her attorney-in-fact, or as otherwise permitted by law. An appointment of a proxy shall be valid for eleven (11) months from the date of its execution, unless a longer or shorter period is expressly stated in the proxy. If the validity of any proxy is questioned, it must be submitted to the secretary of the shareholder's meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting at or before the time of the meeting. The secretary of the meeting, or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, and reference in the minutes of the meeting to the regularity of a proxy shall be received as prima facia evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

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     Section 11.  Notice of Shareholder Business and Nominations.
     ----------   ----------------------------------------------

     (a) Annual Meetings of Shareholders.  Nominations of persons for election
         -------------------------------
to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders (i) pursuant to the corporation's notice of meeting delivered pursuant to Section 4 above,
(ii) by or at the direction of the Board of Directors or the Chairman of the Board, or (iii) by any shareholder of the corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this
Section 11(a), and who is a shareholder of record at the time such notice is delivered to the Secretary of the corporation. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to item (iii) above, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to the Secretary at the principal office of the corporation not less than one hundred and fifteen (115) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (A) the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than thirty (30) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred and fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of (m) the one hundred and fifteenth (115th) day prior to such annual meeting or (n) the tenth day following the day on which public announcement of the date of such meeting is first made; and (B) the number of directors to be elected to the Board of Directors is increased, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the corporation at least one hundred thirty (130) days prior to the first anniversary of the preceding year's initial meeting, a shareholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at its principal office not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation. For purposes of determining whether a shareholder's notice shall have been delivered in a timely manner for the annual meeting of shareholders in 1998, the "first anniversary of the preceding year's annual meeting" shall be deemed to be August 20, 1998. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act''), and Rule 14a-11 thereunder, including a sworn or certified statement from such nominee evidencing such person's consent to being named in the proxy statement as a nominee and to serving as a director if elected; (y) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (z) as to the shareholder giving the notice and the beneficial owner, if any, on whose

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

behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, and (2) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

     (b) Special  Meetings of Shareholders.  Only such business as shall have
         ---------------------------------
been brought before the special meeting of shareholders pursuant to the corporation's notice of meeting pursuant to Section 4 above shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the corporation's notice of meeting pursuant to Section 4 above, (ii) by or at the direction of the Board of Directors or the Chairman of the Board, or (iii) by any shareholder of the corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in paragraph (a) above, and who is a shareholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice, as required by paragraph
(a) above, shall be delivered to the Secretary at the principal office of the corporation not earlier than the one hundred and fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of
(x) the one hundred and fifteenth (115th) day prior to such special meeting or
(y) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     (c)  General.
          -------

     (1) Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 11. Except as otherwise provided in the Code, the Articles of Incorporation, or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

     (3) Notwithstanding anything to the contrary in this Section 11, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing contained in this

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Section 11 shall affect any rights of (i) shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of Preferred Stock, or any other class or series of stock, to elect directors, if so authorized by the Board of Directors.

     Section 12.  Inspectors of Election.  The Board of Directors by resolution
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shall appoint, or shall authorize an officer of the corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives of the corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.
If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

     Section 13.  Opening and Closing the Polls.  The chairman of the meeting
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shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting.

     Section 14.  Presiding Officer.  Except as otherwise provided in this
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Section 14, the Chairman of the Board, and in his or her absence or disability the President, shall preside at every shareholders' meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board nor the President is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the corporation is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of the shares present at the meeting that would be entitled to vote in an election of directors. The chairman of the meeting may designate other persons to assist with the meeting.

     Section 15.  Conduct of the Meeting.  At any meeting of shareholders, the
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chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

     Section 16.  Restrictions on Certain Business Combinations with Interested
     ----------   -------------------------------------------------------------
Shareholders.
------------

     (a) In accordance with Section 14-2-1133 of the Code, and effective upon consummation of the initial public offering of its Common Stock, the corporation shall be subject to Section 14-2-1132 of the Code. Accordingly, except as otherwise provided in paragraph (b) below, the corporation shall not engage in any "business combination" with any "interested

                                       6
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shareholder" (as such terms are defined in Section 14-2-1131 of the Code) for a period of five years following the time that such shareholder became an interested shareholder, unless:

     (i) prior to such date, the Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

     (ii) in the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner (as such term is defined in Section 14-2-1131 of the Code) of at least ninety percent (90%) of the Common Stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by (x) persons who are directors or officers of the corporation, their affiliates, or associates; (y) subsidiaries of the corporation; and (z) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any plan which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer; or

     (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least ninety percent (90%) of the outstanding voting stock of the corporation, excluding, for purposes of determining the number of shares outstanding, those shares owned by the shareholders described in items
(x)-(z) in paragraph (ii) above, and the business combination was approved at an annual or special meeting of the shareholders by the holders of a majority voting stock entitled to vote thereon, excluding from said vote, for the purpose of this paragraph only, the voting stock owned by the interested shareholder and the shareholders described in items (x)-(z) in paragraph (ii) above.

     (b) The restrictions contained in paragraph (a) above shall not apply if a shareholder (i) inadvertently becomes an interested shareholder; (ii) as soon as practicable divests sufficient shares so that the shareholder ceases to be an interested shareholder; and (iii) would not, at any time within the five-year period immediately prior to a business combination between the corporation and such shareholder, have been an interested shareholder but for the inadvertent acquisition.

     (c) The effect of this Section 16 is to apply to the corporation all requirements of Section 14-2-1131 et seq. of the Code; provided, however,
                                  -- ---
nothing contained in this Section 16 shall be construed as (i) limiting in any manner any other provision in these Bylaws or the Articles of Incorporation regarding the approval of business combinations which are not otherwise expressly prohibited by this Section 16; or (ii) altering in any manner the rights of the corporation to adopt a bylaw pursuant to Section 14-2-1113 of the Code. If at any time the Code is amended to authorize the further limitation of business combinations by interested shareholders, then the ability of an interested shareholder to enter into a business combination shall be limited to the fullest extent permitted by the Code, as so amended, without further action by the

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

shareholders or directors of the Code, unless the provisions of the Code, as so amended, require further action by the shareholders.

     (d) This Section 16 may be repealed only by the affirmative vote of at least two-thirds of the "continuing directors" (as such term is defined in Section 14-2-1110 of the Code) and a majority of the votes entitled to be cast by the holders or beneficial owners of the Common Stock of the corporation, other than shares beneficially owned by an interested shareholder, in addition to any other vote required by the Bylaws or the Articles of Incorporation to amend these Bylaws. Any action to repeal this Section 16 in accordance with this paragraph (d) shall not be effective until eighteen (18) months after the shareholder vote to effect such repeal and shall not apply to any business combination between the corporation and any person or entity which became an interested shareholder of the corporation on or prior to such repeal.

                                  ARTICLE III
                                  -----------

                               BOARD OF DIRECTORS

     Section 1.  General Powers and Function.  The business and affairs of the
     ---------   ---------------------------
corporation shall be managed by, or under the direction of, a governing board, which is herein referred to as the "Board of Directors", the "Board", or "directors"; the use of the phrase "entire Board" or "full Board" in these Bylaws refers to the total number of directors which the corporation would have if there were no vacancies. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, or these Bylaws required to be exercised or done by the shareholders.

     Section 2.  Number, Tenure, and Qualifications.  Subject to the rights of
     ---------   ----------------------------------
the holders of any series of Preferred Stock, or any other series or class of stock, if so authorized by the Board of Directors, to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board, but shall consist of no more than twelve directors nor less than one director. Commencing at such time as the entire Board shall consist of more than two directors, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock (if so authorized by the Board of Directors to elect directors under specified circumstances), shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1998; another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1999; and another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the shareholders of the corporation, commencing with the 1998 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

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

If the number of directors shall be changed in accordance with this Section 2, any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

     Section 3.  Removal.  Subject to the rights of the holders of any series of
     ---------   -------
Preferred Stock or any other series or class of stock, as authorized by the Board of Directors, to elect additional directors under specified circumstances, any one or more directors or the entire Board of Directors may be removed from office, at any time, but only for cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Removal action may be taken only at a shareholders' meeting for which notice of the removal action has been given. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired term.

     Section 4.  Vacancies.  Subject to the rights of the holders of any series
     ---------   ---------
of Preferred Stock or any other series or class of stock, as authorized by the Board of Directors, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, a vacancy occurring in the Board of Directors may be filled for the unexpired term, and until such successor director shall have been duly elected and qualified, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors. No decrease in the number of authorized directors constituting the entire Board shall shorten the term of any incumbent director.

     Section 5.  Distributions and Share Dividends.  Unless the Articles of
     ---------   ---------------------------------
Incorporation provide otherwise, the Board of Directors may from time to time in its discretion authorize or declare distributions or share dividends in the manner and upon the terms and conditions provided under the Code and the Articles of Incorporation. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation's shares) or a share dividend, the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of Article VI, Section 7.

     Section 6.  Compensation of Directors.  Directors shall receive such fees
     ---------   -------------------------
and expenses as the Board of Directors shall from time to time prescribe.

     Section 7.  Committees.
     ---------   ----------

     (a) Executive Committee.  The Board of Directors may, by resolution,
         -------------------
designate an Executive Committee which shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, with the exception of such powers and authority as may be specifically reserved to the Board of Directors under the Code or by resolution adopted by the Board of Directors. The Executive Committee shall consist of at least four members of the Board of Directors, including the Chairman of the Board and the President. The Chairman of the Board, the President, and one other member of the Executive Committee shall constitute a quorum.

     (b) Audit Committee.  The Board of Directors may, by resolution, designate
         ---------------
an Audit Committee which shall from time to time review and make recommendations to the Board of Directors with respect to the selection of independent auditors, the fees to be paid to such auditors, the adequacy of the audit and accounting procedures of the corporation, and such other matters as may be expressly delegated to the Audit Committee by the Board of Directors. The Audit Committee, upon request, shall meet separately or jointly with representatives of the independent auditors and with the financial officers of the corporation. The Audit Committee shall consist of at least two members of the Board of Directors; provided, however, a majority of the members of the Audit Committee shall not be employees or officers of the corporation. A majority of the members of the Audit Committee shall constitute a quorum.

     (c) Compensation Committee.  The Board of Directors may, by resolution,
         ----------------------
designate a Compensation Committee which shall from time to time review and make recommendations to the Board of Directors with respect to the management remuneration policies of the corporation, including salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation, deferred compensation, and stock option plans, directors' compensation and benefits, and such other matters as may be specifically delegated to the Compensation Committee by the Board of Directors. The Compensation Committee shall consist of at least two members; provided, however, none of the members of the Compensation Committee shall be employees or officers of the corporation. A majority of the members of the Compensation Committee shall constitute a quorum.

     (d) Nominating Committee.  The Board of Directors may, by resolution,
         --------------------
designate a Nominating Committee which shall make recommendations to the Board of Directors (i) concerning suitable candidates for election to the Board, (ii) with respect to assignments to Board Committees, and (3) with respect to promotions, changes, and succession among the senior management of the corporation, and shall perform such other duties as may be specifically delegated to the committee by the Board of Directors. The Nominating Committee shall consist of at least two members; provided, however, none of the members of the Nominating Committee shall be employees or officers of the corporation. A majority of the members of the Nominating Committee shall constitute a quorum.

     (e) Other Committees.  The Board of Directors, or any Committee thereof so
         ----------------
authorized by the Board of Directors, may, from time to time, by resolution passed by the Board or such Committee, designate one or more other Committees of the Board. Each such Committee shall have such duties and shall exercise such powers as are granted to it in the resolution designating the members thereof.

     (f) Committee Procedure.  Each Committee shall keep regular minutes of its
         -------------------
meetings, which shall be reported to the Board of Directors, and shall fix its own rules of procedure. Each

Committee may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of any Committee, the members of that Committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

                                   ARTICLE IV
                                   ----------

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1.  Meetings.  A regular annual meeting of the Board of Directors
     ---------   --------
shall be held without notice (other than this Section 1) on the same date and at the same place, as each annual meeting of the shareholders or on such other day, at such other place, and at such time as the Board of Directors may determine. In addition, the Board, by resolution from time to time may provide the time and place for holding regular meetings without other notice than such resolution. Special meetings of the Board may be called at any time at the request of the Chairman of the Board, the President, or a majority of the entire Board. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings.

     Section 2.  Notice and Waiver.  Unless waived in the manner set forth
     ---------   -----------------
below, notice of any special meeting of the Board of Directors shall be given to each director in writing, by telegram, by facsimile transmission, or by telephone communication in accordance with Article VIII, Section 6. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of the meeting, except for amendments to these Bylaws as provided in Article IX. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced. A director may waive any notice required by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time of the matter to which the notice relates. Except as provided below, such waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a director states, at the beginning of the meeting (or promptly upon his arrival), any such objection or objections to the transaction of business and does not thereafter vote for or assent to action taken at the meeting.

     Section 3.  Quorum.  A whole number of directors equal to at least a
     ---------   ------
majority of the entire Board shall constitute a quorum for the transaction of business. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     Section 4.  Voting.  If a quorum is present when a vote is taken, the
     ---------   ------
affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the

Articles of Incorporation, or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered into the minutes of the meeting; or (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of an action taken.

       Section 5.  Adjournments.  A meeting of the Board of Directors, whether
       ---------   ------------
or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

     Section 6.  Action Taken Without Meeting.  Any action required or permitted
     ---------   ----------------------------
to be taken at any meeting of the Board of Directors may be taken without a meeting if written consent or consents, setting forth the action so taken, shall be signed by all the directors. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

     Section 7.  Participation by Conference Telephone.  The Board of Directors,
     ---------   -------------------------------------
or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can simultaneously hear and speak to each other, and participation in such meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

                                   ARTICLE V
                                   ---------

                                    OFFICERS

     Section 1.  Elected Officers.  The elected officers of the corporation
     ---------   ----------------
shall consist of (a) a Chairman of the Board, unless the Board of Directors specifies that the Chairman of the Board shall not be an officer of the corporation, (b) a President, (c) one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), (d) a Secretary, (e) a Treasurer, and (f) such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board (whether or not an officer of the corporation) shall be chosen from the directors. The other officers of the corporation may or may not be directors. Each officer chosen by the Board of Directors shall have such powers and duties as generally pertain to his or her respective office, subject to the specific provisions of this Article V. Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or any Committee thereof.

     Section 2.  Election and Term of Office.  The elected officers of the
     ---------   ---------------------------
corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders, or as soon thereafter as reasonably convenient. Subject to
Section 3 below, the officers shall hold their respective offices at the pleasure of the Board of Directors, and any officer may be removed from office, with or without cause, at any time by a vote of the majority of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his death or removal or until he or she shall resign. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

     Section 3.  Vacancies.  In case any office becomes vacant by death,
     ---------   ---------
resignation, retirement, disqualification, removal from office, or any other cause, the Board of Directors may abolish the office (except that of Chief Executive Officer and Secretary) or elect an officer to fill such vacancy.

     Section 4.  Compensation.  The compensation of the officers of the
     ---------   ------------
corporation shall be fixed, from time to time, by the Board of Directors.

     Section 5.  Chairman of the Board.  The Chairman of the Board of Directors
     ---------   ---------------------
shall preside at all meetings of the Board of Directors and at all meetings of the shareholders (unless another person is selected under Article II, Section 15 to act as chairman). He or she shall make reports to the Board of Directors and the shareholders and shall have such other powers and perform such other duties as may from time to time be conferred upon him or her, or required, by the Board of Directors. The Board of Directors may specify in a resolution or resolutions that the Chairman of the Board shall not be an officer of the corporation. The offices of the Chairman of the Board and President may be filled by the same individual.

     Section 6.  President.  Unless otherwise specified by the Board of
     ---------   ---------
Directors, the President shall be the Chief Executive Officer of the corporation, shall be responsible for the general management of the affairs of the corporation, shall perform all duties incidental to his or her office which may be required by law, and shall have such other powers and perform such other duties as may from time to time be conferred upon him or her, or required, by the Board of Directors. The President shall, in the absence of or because of inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of shareholders (subject to Article II, Section 15 above) and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors and any Committee thereof are carried into effect.

     Section 7.  Vice Presidents.  Each Vice President (including any Executive
     ---------   ---------------
Vice President or Senior Vice President) shall have such duties as may be required of, or assigned to, him or her by the Board of Directors, the Chairman of the Board, or the President.

     Section 8.   Secretary.  It shall be the duty of the Secretary to keep a
     ---------    ---------
record of the proceedings of all meetings of the shareholders, directors, and committees of directors, and to authenticate such records of the corporation; to have custody of the corporate books, records, contracts, and other documents; to notify the shareholders and directors of meetings, and all other notices which may be required under law or as provided by these Bylaws; and to perform such other duties as may be required of, or assigned to, him or her by the Chairman of the Board, President, or Board of Directors. The Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest the signature of any officer of the corporation, and shall sign any instrument that requires the Secretary's signature. Any or all of the duties of the Secretary may be delegated to one or more Assistant Secretaries.

     Section 9.   Treasurer.  Unless otherwise provided by resolution of the
     ---------    ---------
Board of Directors, the Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He or she shall make such reports as may be necessary to keep the Chairman of the Board, the President, and Board of Directors fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be required of, or assigned to, him or her by the Chairman of the Board, President, or Board of Directors. Any or all of the duties of the Treasurer may be delegated to one or more Assistant Treasurers.

     Section 10.   Bonds.  The Board of Directors may by resolution require any
     ----------    -----
or all of the officers, agents, or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI
                                   ----------

                                     STOCK

     Section 1.  Certificates of Stock.  The interest of each shareholder in the
     ---------   ---------------------
corporation shall be evidenced by a certificate or certificates representing shares of the stock of the corporation which shall be in such form as the Board of Directors or the appropriate officer of the corporation may from time to time prescribe; provided, however, the Board of Directors may by resolution provide that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Shares of stock, if certificated, shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue, the name of the corporation, that the corporation is organized under the laws of the State of Georgia, the name of the shareholder, the number and class of shares, and the designation of the series, if any, the certificates represent. Each certificate shall be signed by any one of the Chairman of the Board, if elected, the

President, or Vice President and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is signed (either manually or by facsimile) by a transfer agent or registered by a registrar, the signatures of those officers may be facsimiles. The corporate seal need not be affixed to the certificate unless required under the Code.

     Section 2.  Rights of Corporation With Respect to Registered Owners.  Prior
     ---------   -------------------------------------------------------
to due presentation for transfer of registration of its shares of stock, the corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the corporation pursuant to any procedure that may be established by the corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice of such a claim or interest, except as otherwise provided by law.

     Section 3.  Transfer of Shares.  Transfers of shares shall be made upon the
     ---------   ------------------
transfer books of the corporation kept by the corporation or at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 5 hereof shall have been complied with.

     Section 4.  Duty of Corporation to Register Transfer.   Notwithstanding any
     ---------   ----------------------------------------
of the provisions of Section 3 hereof, the corporation is under a duty to register the transfer of its shares only if:

     (i) the share certificate is endorsed by the appropriate person or persons;

     (ii) reasonable assurance is given that the endorsement or affidavit is genuine and effective;

     (iii) the corporation has no duty to inquire into adverse claims or has discharged any such duty;

     (iv) any applicable law relating to the collection of taxes has been complied with;

     (v)    the transfer is in fact rightful or is to a bona fide purchaser; and

     (vi) the transfer is in compliance with applicable provisions of any transfer restriction of which the corporation shall have notice.

     Section 5.  Lost, Stolen, or Destroyed Certificates.  Any person claiming a
     ---------   ---------------------------------------
share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in the manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

     Section 6.  Record Date.  For the purpose of determining shareholders (i)
     ---------   -----------
entitled to notice of, or to vote at, any meeting of shareholders or, if necessary, any adjournment thereof, (ii) entitled to receive payment of any distribution or dividend, or (iii) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 70 days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting; which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 7.  Record Date if None Fixed.  If no record date is fixed as
     ---------   -------------------------
provided in Section 6, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

                                  ARTICLE VII
                                  -----------

                                INDEMNIFICATION

     Section 1.  Definitions.  As used in this Article, the term:
     ---------   -----------

     (a) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (b) "Director" or "officer" means an individual who is or was a director or officer, respectively, of the corporation or an individual who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties upon, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Further, unless the context otherwise requires, "director" or "officer" includes the estate or personal representative of a director or officer.

     (c) "Disinterested Director" means a director who at the time of a vote or other action referred to in Section 4(b), Section 6, or Section 7(a) below is not (i) a party to the proceeding, or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

     (d) "Expenses"  includes counsel fees.

     (e) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (f) "Official Capacity" means (i) when used with respect to a director, the office of director in the corporation; and (ii) when used with respect to an officer, as contemplated in Section 8 below, the office in the corporation held by the officer. Official capacity does not include service for any other domestic or foreign corporation, or any partnership, joint venture, trust, employee benefit plan, or other entity.

     (g) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (h) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal.

     Section 2.  Authority to Indemnify.  Except as otherwise provided in this
     ---------   ----------------------
Section 2, the corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against any liability incurred with respect to the proceeding if:

     (a) Such individual conducted himself or herself in good faith; and

     (b) Such individual reasonably believed:

          (i) In the case of conduct in his or her official capacity as director of the corporation, that such conduct was in the best interests of the corporation;

          (ii) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

          (iii) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of item (ii) of Paragraph (b) above. Further, the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 2. The corporation may not indemnify a director under this Section 2 in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Section 2, or in connection with any other proceeding with respect to conduct for which the director was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity as a director of the corporation.

     Section 3.  Mandatory Indemnification. The corporation shall indemnify a
     ---------   -------------------------
director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against the reasonable expenses incurred by the director in connection with the proceeding.

     Section 4.  Advance for Expenses.
     ---------   --------------------

     (a) Before the final disposition of a proceeding, the Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to that proceeding because he or she is a director if he or she delivers to the corporation:

          (i) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 above (and in Section 14-2-851 of the Code), or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation (as authorized by Section 14-2-202(b)(4) of the Code); and

          (ii) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under the provisions of Part 5 of Article 8 of the Code or under these Bylaws. This undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted by the corporation without reference to the financial ability of the director to make repayment.

     (b) Authorizations under this Section 4 shall be made:

          (i) by the Board of Directors, (A) when there are two or more disinterested directors, by a majority vote of all of the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (B) when there are fewer than two disinterested directors, then by the affirmative vote of a majority of directors present, in the presence of a quorum, unless the vote of a greater number of directors is required for action by the board (in accordance with Section 14-2-824(c) of the Code) and in which authorization directors who do not qualify as disinterested directors may participate; or

          (ii) by the shareholders, but the shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

     Section 5.  Court-Ordered Indemnification and Advances for Expenses.
     ---------   -------------------------------------------------------

     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advance of expenses if it determines
(i) that the director is entitled to indemnification under this Article, or (ii) in view of all of the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct in Section 2 above, failed to comply with the procedure in Section 4 above, or was adjudged liable in a proceeding by or in the right of the corporation, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (b) If the court determines that the director is entitled to indemnification or advance for expenses, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

     Section 6.  Procedure for Determination.  The Corporation may not indemnify
     ---------   ---------------------------
a director under Section 2 above unless authorized under the terms of Section 2 above, and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because the director has met the relevant standard of conduct set forth in Section 2 above. The determination shall be made:

     (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all of the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

     (b) by special legal counsel selected (i) in the manner described in subparagraph (a) of this section, or (ii) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

     (c) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

Authorization of indemnification or of an obligation to indemnify and the evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, the authorization of indemnification and the evaluation as to the reasonableness of expenses shall be made by those directors who could select special legal counsel (when there are fewer than two disinterested directors) under subparagraph (b) of this section.

     Section 7.  Authorization of Indemnification Exceeding Statutory Levels.
     ---------   -----------------------------------------------------------

     (a) This section authorizes the corporation to indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations contained in Part 5 of Article 8 of the Code, or of other provisions of this
Article VII, but the shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted with respect to the authorization.

     (b) The corporation shall not indemnify a director under subparagraph (a) above for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation for: (1) any appropriation, in violation of the director's duties, of any business opportunity of the corporation, (2) acts or omissions which involve intentional misconduct or a knowing violation of law, (3) the types of liability respecting improper corporate distributions (as specified under Section 14-2-832 of the Code), or (4) any transaction from which the director received an improper personal benefit. Before the corporation may advance or reimburse expenses of a director prior to the final disposition of a proceeding, as approved or authorized under this section, the director is to furnish to the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior described in the preceding sentence of this section and furnish to the corporation a written undertaking, executed personally or on his or her behalf, to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this Section 7.

     Section 8.  Indemnification or Advance of Expenses for Officer of
     ---------   -----------------------------------------------------
Corporation; Indemnification or Advance of Expenses for Employees and Agents.
----------------------------------------------------------------------------

     (a) The corporation may indemnify and advance expenses under this Article VII to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director, as provided in this Article VII. If an officer of the corporation is not a director, or although the officer is also a director, because the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer, the corporation may indemnify or advance expenses to such further extent permitted by the laws of Georgia, except for liability arising out of conduct that constitutes (i) appropriation, in violation of his or her duties as an officer, of any business opportunity of the corporation, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) the types of liability for improper corporate distributions (as specified in Section 14-2-832 of the Code), or (iv) the receipt of an improper personal benefit. An officer of the corporation who is not a director is entitled to mandatory indemnification or advances for expenses under Section 5 above to the same extent to which a director may be entitled to indemnification or advances for expenses.

     (b) The corporation shall indemnify and advance expenses to an employee or agent of the corporation who is not a director to the fullest possible extent, consistent with public policy and to the fullest extent permitted by the laws of Georgia. The procedures for such indemnification or advance shall be consistent with those for directors or officers of the corporation.

     Section 9.  Insurance.  The corporation may purchase and maintain insurance
     ---------   ---------
on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

     Section 10.  Prior Obligation to Indemnify or Advance Expenses.  Pursuant
     ----------   -------------------------------------------------
to the provisions of Section 14-2-859 of the Code, the Corporation is authorized to obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses of a director, officer, employee, or agent to the fullest extent permitted by the laws of Georgia. The corporation has power to pay or reimburse a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party. Further, except to the extent limited in
Section 8 of this Article VII, this Article VII does not otherwise limit the corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

     Section 11.  Security.  The corporation may designate certain of its assets
     ----------   --------
as collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article VII, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article VII, as the Board of Directors deems appropriate.

     Section 12.  Amendment.  Any amendment to this Article VII that limits or
     ----------   ---------
otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any party hereunder shall, as to such party, apply only to proceedings based on actions, events, or omissions (collectively, "Post-Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the party so affected. Any party shall, as to any proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article VII to the same extent as if such provisions had continues as part of the bylaws of the Corporation without such amendment. This Section 12 cannot be altered, amended, or repealed in a manner effective as to any party (except as to Post-Amendment Events) without the prior written consent of such party.

     Section 13.  Agreements.  The provisions of this Article VII shall be
     ----------   ----------
deemed to constitute an agreement between the corporation and each party hereunder. In addition to the rights provided in this Article VII, the corporation shall have the power, upon authorization by the Board of Directors, to enter in to an agreement or agreements providing to any party indemnification rights substantially similar to those provided in this Article VII.

     Section 14.  Report to Shareholders.  If the corporation indemnifies or
     ----------   ----------------------
advances expenses to a party under any of Section 14-2-851 through 14-2-854 of the Code in connection with a proceeding by or in the right of the corporation, the corporation shall, to the extent required by Section 14-2-1621 of the Code or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

       Section 15.  Non-Exclusivity.  Subject to any applicable limitation
       ----------   ---------------
imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Code, the Articles of Incorporation, or any bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

     Section 16.  Severability.  In the event that any of the provisions of this
     ----------   ------------
Article VII (including any provision within a single section, subsection, division, or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this
Article VII shall remain enforceable to the fullest extent permitted by law.

                                  ARTICLE VIII
                                  ------------

                                 MISCELLANEOUS

     Section 1.  Inspection of Books and Records.  The Board of Directors shall
     ---------   -------------------------------
have the power to determine which accounts, books, and records of the corporation shall be available for shareholders to inspect or copy, except those books and records required by the Code to be made available upon compliance by a shareholder of applicable requirements, and shall have power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records which by law or determination of the Board of Directors are made available. All such books and records shall be kept at the corporation's principal office or at such other location either within or outside the State of Georgia, as may from time to time be designated by the Board of Directors; without the prior approval of the Board of Directors in their discretion, or unless otherwise provided by the Code, any shareholder owning two percent (2%) or less of the total shares of the corporation then outstanding shall have no right to inspect or copy the books and records of the corporation.

     Section 2.  Fiscal Year.  The Board of Directors is authorized to fix the
     ---------   -----------
fiscal year of the corporation and to change the same from time to time as it deems appropriate.

     Section 3.  Corporate Seal.  If the Board of Directors determines that
     ---------   --------------
there should be a corporate seal for the corporation, it shall be in the form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, the Articles of Incorporation, on these Bylaws.

     Section 4.  Notice.
     ---------   ------

     (a) Whenever these Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the corporation. Unless specifically indicated otherwise under the Code, the Articles of Incorporation, or these Bylaws, any such written notice given by mail shall be effective: (i) if given to shareholders, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) three days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (z) on the date shown on the return-receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Unless specifically indicated otherwise under the Code, the Articles of Incorporation, or these Bylaws, whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

     (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted, but the last day shall be counted.

                                   ARTICLE IX
                                   ----------

                                   AMENDMENT

     Except as otherwise provided in Article II, Section 16(d), these Bylaws may be amended, added to, rescinded, or replaced at any meeting of the Board of Directors or of the shareholders, so long as notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four (24) hours prior to the meeting.